UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2004

MAYOR’S JEWELERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9647	59-2290953

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14051 Northwest 14th Street, Suite 200
Sunrise, Florida 33323
(Address of principal executive offices)

954-846-8000
(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure

     On July 29, 2004, Henry Birks & Sons Inc. (“Birks”) , the controlling stockholder of Mayor’s Jewelers, Inc. ("Mayor’s) notified the Board of Directors of Mayor’s that Birks was interested in combining the Mayor’s and Birks companies. The Board of Directors of Mayor’s has formed a special committee composed only of independent board members in order to consider the Birks proposal. Mayor’s and Birks have not discussed the material terms of the proposed transaction and there can be no assurance that any discussions between Birks and Mayor’s will result in the parties entering into a definitive agreement regarding any such corporate reorganization.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYOR’S JEWELERS, INC.
By:	/s/ Marc Weinstein
	Name:	Marc Weinstein
	Title:	Senior Vice President and Chief Administrative Officer

Dated: August 2, 2004

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